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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Stratos Lightwave, Inc. 2002 Stock Plan for Acquired Companies of our report dated June 6, 2001, with respect to the consolidated financial statements and schedule of Stratos Lightwave, Inc. included in the Annual Report (Form 10-K) for the fiscal year ended April 30, 2001 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, IL
April 24, 2002